UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Capital Market
Preferred Stock Purchase Right	-	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2021, the Board of Directors (the “Board”) of Advaxis, Inc. (the “Company”) approved the Second Amended and Restated By-Laws of the Company, which became effective immediately.

The Company recently received a stockholder demand letter relating to the Company’s annual meeting of stockholders held on May 4, 2020 (the “2020 Annual Meeting”), which alleged that, under the voting standard generally applicable to questions brought before a meeting of stockholders, as set forth in the Company’s then current by-laws, broker non-votes were required to be treated as a vote “against” any such question. Although the Company does not believe that the interpretation of the then-current by-laws were correct, the Company determined that, in order to avoid any uncertainty and to avoid the cost and expense of any disputes involving the issue, it would be advisable and in the best interests of the Company and its stockholders to adopt the Second Amended and Restated By-Laws of the Company in order to clarify the voting standard.

Accordingly, the Board amended the voting standard generally applicable to questions brought before any meeting of stockholders, as set forth in the first sentence of Section 5 of the Second Amended and Restated By-Laws. As amended, this sentence reads as follows: “Unless otherwise required by law, the Certificate of Incorporation or the By-Laws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.” Because stock subject to a broker non-vote is not entitled to vote on the questions with respect to which the broker non-vote occurs, the Second Amended and Restated By-Laws make plain that broker non-votes will have no effect on the outcome of such questions.

The foregoing description of the Second Amended and Restated By-Laws does not purport to be complete and is qualified entirely by reference to the full text of the Second Amended and Restated By-Laws, which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01

The Board has also determined that it would be advisable and in the best interests of the Company and its stockholders to re-submit to the Company’s stockholders for ratification a proposal previously considered at the 2020 Annual Meeting to approve an amendment to the Company’s 2015 Incentive Plan (the “2020 Plan Amendment”) to increase the total number of shares of common stock authorized for issuance thereunder from 877,744 shares to 6,000,000 shares. The Company will file a preliminary and definitive proxy statement on Schedule 14A in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), to be called for, among other items, the purpose of considering the ratification and approval of the 2020 Plan Amendment (the “Plan Amendment Ratification Proposal”).

If the Plan Amendment Ratification Proposal is not approved by the affirmative vote of the majority of shares present in person or represented by proxy at the Company’s 2021 Annual Meeting and entitled to vote on the subject matter, the 2020 Plan Amendment will be deemed to have not been approved by our stockholders at the 2020 Annual Meeting. In such case, the 2020 Plan Amendment will be considered void and the total number of shares of common stock authorized for issuance under the 2015 Incentive Plan will revert back to 877,744 shares, thereby requiring the Company to rescind any awards granted pursuant to the 2015 Incentive Plan that would cause the number of shares of common stock issued under the 2015 Incentive Plan to exceed the 877,744 share limitation.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated By-Laws of Advaxis, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2021	ADVAXIS, INC.

	By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	Chief Executive Officer